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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of American Business Products, Inc. (the "Company") on Form S-8 of our report dated February 11, 1999 appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 20, 1999